Exhibit 99.1

Guidewire Software Acquires Millbrook

Acquisition enables Guidewire to better serve Property/Casualty insurers' data management and business intelligence needs

FOSTER CITY, Calif., May 13, 2013 - Guidewire Software, Inc. (NYSE: GWRE), a provider of software products for Property/Casualty (P/C) insurers, today announced it has acquired Millbrook, Inc., a provider of data management and business intelligence (BI) solutions for P/C insurers. The addition of Millbrook's technology will enable Guidewire customers to accelerate replacement of their legacy core systems and to improve management of operational data in their policy, billing, and claims functions.

Guidewire provides a proven software suite enabling P/C insurers to replace legacy core system environments that constrain their business ambitions. A modern data management infrastructure can enhance the benefits while reducing the cost, risk, and duration of legacy system replacement initiatives. To this end, the Millbrook team has invested 16 years developing data models and solutions for data management and business intelligence optimized for P/C insurance.
“We welcome the Millbrook team and look forward to their contributions to our mission of enabling P/C insurers to transform their businesses and improve service to their policyholders,” said Marcus Ryu, chief executive officer, Guidewire Software. “The Millbrook team shares our sole focus on the P/C insurance industry and our foremost commitment to customer success.”
“We are very excited about this acquisition from a solution perspective,” said Neil Betteridge, vice president, Strategy, Guidewire Software. “Data challenges are often viewed as significant inhibitors to legacy system replacement and business transformation. Providing data management and business intelligence capabilities is an ideal complement to the core systems we already provide.”
“I am proud of our track record and would like to thank the loyal Millbrook customers that supported our success as well as our dedicated employees who have an intimate understanding of P/C data management. We are excited to bring our technology and expertise to Guidewire,” said John Search, co-founder, Millbrook and senior consulting director, Guidewire Software. “Our past work with mutual customers has shown our ability to deliver significant benefits using both companies' products together.”
Guidewire does not expect the acquisition of Millbrook will have a material impact on revenue or non-GAAP profitability in the fourth quarter or full year fiscal 2013. The company will announce its third quarter financial results, along with its overall guidance for the fourth quarter and full year fiscal 2013 on May 28, 2013. A separate press release with dial-in information will be issued at a later date.
About Guidewire Software
Guidewire Software is a provider of software products for Property/Casualty insurers. Designed to be flexible and scalable, Guidewire products enable insurers to deliver excellent service, increase market share and lower operating costs. Guidewire products include Guidewire InsuranceSuite™, consisting of Guidewire PolicyCenter®, Guidewire ClaimCenter® and Guidewire BillingCenter® which span the core functional areas in insurance and Guidewire Live™, a cloud-based network connecting peer insurers, core system data and expert tools through instant on apps. Guidewire is headquartered in Foster City, California, with offices in Beijing, Dublin, Hong Kong, London, Munich, Paris, Sydney, Tokyo, Toronto and Warsaw. For more information, please visit www.guidewire.com.

Contact:
Diana Stott
Director, Communications
Guidewire Software, Inc.
+1.650.356.4941
dstott@guidewire.com
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NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, Guidewire BillingCenter, Guidewire InsuranceSuite, Guidewire Live, Live Inside, Before & After, Claim Canvas, Viewpoint, Guidewire PartnerConnect, Guidewire SolutionConnect, Deliver Insurance Your Way, and the Guidewire logo are trademarks, service marks, or registered trademarks of Guidewire Software, Inc. in the United States and/or other countries.